Exhibit 10.2

Assignment and Assumption of Equipment Lease

This ASSIGNMENT AND ASSUMPTION OF EQUIPMENT LEASE (this “Agreement”) is entered into as of October 31, 2003 (the “Effective Date”) by and among Veri-Tek International Corp., a Michigan corporation (“Assignor”), Quantum-Veritek, Inc., a Michigan corporation (“Assignee”), and Pontiac Trail, LLC, a Michigan limited liability company (“Lessor”). Assignor, Assignee and Lessor are referred to collectively herein as the “Parties.”

WITNESSETH:

WHEREAS, Assignor, as “Lessee,” and Lessor are parties to that equipment lease dated effective as of August 30, 2002 (the “Equipment Lease”), presently covering certain equipment described further in the Equipment Lease attached hereto as Exhibit A; and

WHEREAS, Assignor, as “Seller,” and Assignee, as “Buyer,” are parties to an Asset Purchase Agreement dated October 14, 2003 (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Assignee purchases substantially all of the assets and assumes substantially all of the liabilities of Assignor; and

WHEREAS, simultaneously with the closing of the transactions contemplated by the Purchase Agreement, the Parties mutually desire (a) that Assignor assign all of its right, title and interest in, under and to the Equipment Lease to Assignee, (b) that Assignee assume all of Assignor’s obligations under the Equipment Lease, and (b) that Lessor consent to the assignment contemplated hereby, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are expressly acknowledged, the Parties agree as follows:

1. Assignment and Assumption.

(a)	Effective as of the Effective Date, Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor’s right, title and interest in, under and to the Equipment Lease. Assignor will deliver possession of the equipment to Assignee on the Effective Date.

(b)

Assignee hereby accepts the foregoing assignment and hereby agrees to perform all of the terms and conditions of the Equipment Lease to be performed on the part of Assignor and assumes all of the liabilities and obligations of Assignor under the Equipment Lease, arising or accruing on or after the Effective Date, including, without limitation, liability for the payment of rent and for the due performance of all the terms, covenants and conditions of the Assignor pursuant to the Equipment Lease.

2.	Consent to Assignment. Effective as of the Effective Date, Lessor hereby (a) consents to the assignment effected hereby and (b) agrees to recognize Assignee as the lessee under the Equipment Lease and thereby establish direct privity of contract with Assignee.

3.	Miscellaneous,

(a)	Headings. The section headings used herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)	Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to conflicts of law principles.

(c)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Blocks Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LESSOR:

PONTIAC TRAIL, LLC

By:	/s/ James C. Juranitch
James C. Juranitch
Its:	Member

ASSIGNOR:

Veri-Tek International Corp., a Michigan corporation

By:	/s/ James C. Juranitch
James C. Juranitch
Its:	President

ASSIGNEE:

QUANTUM-VERITEK, INC., a Michigan corporation

By:	/s/ Michael C. Azar
Michael C. Azar
Its:	Vice President, Secretary

EQUIPMENT LEASE

THIS EQUIPMENT LEASE is executed and delivered as of the 31 day of October, 2003, effective as of August 30, 2002, by and between Pontiac Trail, LLC, a Michigan limited liability company (“Lessor”), Veri-Tek International Corp., a Michigan corporation (“Lessee”).

INTRODUCTION

Lessor is the owner of certain equipment described on Attachment I hereto. Lessee desires to lease the equipment from Lessor on the terms and conditions set forth herein. The parties are entering into this lease to set forth their covenants and undertakings as to the lease of the equipment contemplated herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and agreed by the parties, and intending to be legally bound, Lessor and Lessee hereby agree as follows:

1. Certain Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in Attachment II hereto.

2. Agreement of Leasing. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, at the rental and subject to the other terms and conditions contained herein, the Equipment.

3. Term. This Lease is for a term commencing on August 30, 2002 and ending on August 30, 2007 (the “Term”). This Lease may be terminated prior to the end of the Term as provided in Section 10.

4. Rental and Certain Other Payments.

(a) Lessee agrees to pay to Lessor as rental for the Equipment (the “Rent”) an amount equal to Four Thousand Six Hundred Sixty Three Dollars ($4663.00) per month, payable not later than the first day of each month.

(b) Lessee shall also pay (or reimburse Lessor for) any and all Taxes imposed with respect to or relating to the Equipment or on the rental, lease, ownership, possession, return, disposition, use, or operation of the Equipment except only taxes on or measured by Lessor’s net income (and not imposed in lieu of ad valorem taxation) and Michigan single business taxes. Lessee shall fully comply with all Laws requiring the filing of any Return (ad valorem or otherwise) in respect of the Equipment or furnishing information for the purpose of taxation. Licensee shall also pay any licensing and registration fees relating to the Equipment.

(c) In the event a Rent payment or any other amount payable by Lessee under this Lease is not paid when due hereunder Lessee promises to pay interest to Lessor upon each delayed payment calculated at the rate of one percent (1%) per month, or any part thereof, commencing one (I) month after the due date of the first delayed payment. Lessee shall reimburse Lessor for all costs and expenses (including reasonable attorneys’ fees) incurred by Lessor in collecting, or attempting to collect, any Rent or other amounts due and owing under this Lease and not timely paid by Lessee.

(d) All Rent and other amounts payable by Lessee to Lessor under this Lease shall be paid to Lessor at its office or at such other place as Lessor may from time to time specify in writing. Lessee’s obligations to pay Rent and other amounts payable under this Lease shall be absolute and unconditional, shall be paid in full when due without any setoff, counterclaim, recoupment, withholding, deduction, abatement, defense or other right or remedy of Lessee whatsoever.

5. Use; Maintenance and Operation; Inspection; Return of Equipment

(a) Lessee agrees to use and operate the Equipment solely for its intended use, in a careful and proper manner, and in compliance with all applicable Laws. Lessee shall employ and have absolute control and supervision over all operators of the Equipment and shall not permit any Person to operate the Equipment unless such Person has been properly trained, and is competent, to do so.

(b) Lessee acknowledges and agrees that the Equipment, its operation, the products manufactured using the Equipment may be subject requirements under various Laws. It shall be Lessee’s responsibility to determine and fully comply with all such Laws at its own expense.

(c) Lessee, at its own expense, will maintain, service and repair the Equipment to the extent necessary to maintain such Equipment in good repair (ordinary wear and tear excepted), working order and operating condition, and in compliance with all applicable Laws and all applicable manufacturer service manuals with respect to the use, maintenance, condition and operation of the Equipment.

(d) Lessee shall not, without the prior written consent of Lessor, alter, add to or improve the Equipment. Any replacements, alterations, additions or improvements made by Lessee to or upon the Equipment shall be considered accessions to the Equipment and title thereto shall be immediately vested in Lessor, without cost or expense to Lessor.

(e) Lessor and Lessee intend that the Equipment is and shall be used and remain at the current premises, and any relocation shall require the consent of Lessor and shall be at the expense of Lessee. Upon reasonable notice, Lessor and its representatives shall have the right to enter upon the premises for the purpose of, and may, inspect the Equipment and the manner in which it is being used at any time.

(f) At the expiration or termination of the Term, Lessee shall, at its sole cost and expense, and as promptly as practicable, return the Equipment in good repair (ordinary wear and tear excepted), working order and operating condition, to Lessor.

6. Insurance. Lessee assumes the entire risk of loss, theft or damage to the Equipment, whether or not covered by insurance. Lessee agrees to keep the Equipment insured to protect all interests of Lessor, at Lessee’s expense, against all risks of loss or damage from any cause whatsoever for not less than full replacement value thereof and to purchase sufficient insurance to cover the liability of Lessor for public liability and property damage. The insurance policies and the proceeds therefrom shall be the sole property of Lessor and Lessor shall be named as an insured in all said policies and as sole loss payee in the policies insuring the Equipment. Each policy shall expressly provide that the insurance cannot be canceled without thirty (30) days prior written notice to Lessor. Lessee hereby appoints Lessor as Lessee’s attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, checks or drafts for loss or damage or return premium under any insurance policy issued on or in respect of the Equipment.

7. Disclaimer; Inspection by Lessee and Acceptance.

(a) LESSEE ACKNOWLEDGES AND AGREES THAT LESSEE LEASES THE EQUIPMENT AS IS AND WITH ALL FAULTS AND THAT LESSOR DOES NOT MAKE ANY WARRANTY OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, AS TO MERCHANTABILITY, OR FITNESS FOR ANY PURPOSE, USE OR OPERATION, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED BY LESSOR.

(b) Lessee has, prior to the execution of this Lease, inspected the Equipment and the execution of this Lease constitutes acceptance by Lessee of the Equipment under this Lease.

8. Title. Lessor and Lessee agree that this is an agreement of lease only and nothing herein contained shall be construed as conveying to Lessee any right, title or interest in or to the Equipment except as a Lessee. Lessee agrees to take such action, at its own expense, as may be necessary to prevent any other Person from acquiring any right to or interest in the Equipment, and shall at all times keep the Equipment free and clear from any legal process or Encumbrances whatsoever (except only any placed by Lessor). Lessee agrees that it will execute or cause to be executed and file or cause to be filed, at its own expense, any and all instruments which are necessary or appropriate to perfect, confirm and protect the interests of Lessor in and to the Equipment and this Lease. The Lessee agrees that the Lessor is authorized, at its option, to file financing statements or amendments thereto without the signature of the Lessee with respect to the Equipment and, if a signature is required by law, then the Lessee appoints Lessor as Lessee’s attorney-in-fact to execute any such financing statements.

9. Indemnification

(a) Lessee agrees to pay, indemnify, defend and hold harmless Lessor, its Affiliates and their respective representatives against and in respect of any Losses relating to, arising from or in connection with: (i) any breach by Lessee of any of its covenants, representations or warranties contained in this Lease; and (ii) the possession, maintenance, repair, use, operation, control, loss, damage, destruction, leasing, return, surrender, disposition or condition of the Equipment, or any part thereof or any product manufactured, assembled, using the Equipment, including any Product Liability arising from any of the foregoing.

(b) Lessor agrees to pay, indemnify, defend and hold harmless Lessee against and in respect of any Losses relating to, arising from or in connection with any breach by Lessor of any of its covenants, representations or warranties contained in this Lease.

(c) The indemnification provisions of this Section are intended to be supplementary to, and not replace or supersede, any other rights and/or remedies available to the parties under this Lease or applicable Law. The right to indemnification and such other rights and remedies shall be available whether or not a party shall have exercised its right to terminate this Lease under Section 10 hereof.

10. Termination.

This Lease may be terminated prior to the expiration of the Term as follows: (a) by Lessor and Lessee by mutual written consent; (b) by Lessor or Lessee without notice or other action upon the occurrence of a Bankruptcy Event with respect to the other party or by Lessor if any execution or other writ or process shall be issued in any proceeding, against the Lessee, whereby the Equipment may be taken or distrained; or (c) by Lessor by notice to Lessee in the event of (i) a Change of Control of Lessee, (ii) the dissolution or liquidation of Lessee, or (iii) the sale, transfer or assignment of all or substantially all of the assets of Lessee (either in one transaction or a series of related transactions).

11. Assignment. This Lease shall inure to the benefit of and be binding upon the parties hereto and the successors and permitted assigns of the parties hereto. Lessor may assign and reassign (whether as security or otherwise) all of its right, title and interest in and to this Lease, the Equipment and/or the Rent due or to become due to Lessor hereunder. Lessee shall not and shall have no power to, without Lessor’s prior written consent, assign, mortgage, hypothecate or sublease its rights hereunder with respect to the Equipment to any other Person.

12. Entire Agreement. This Lease supersedes all prior discussions and agreements between or among the parties hereto with respect to the subject matter hereof and thereof and contains the sole, complete, exclusive and final agreement between the parties hereto with respect to the subject matter hereof.

13. Waiver. Any term or condition of this Lease may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Lease, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Lease on any future occasion.

14. Amendment. This Lease may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

15. No Third Party Beneficiary. Except for Section 9 as provided therein, the terms and provisions of this Lease are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights upon any other Person.

16. Liability of Lessor. In the event of any sale or other transfer of Lessor’s interest in the Equipment, Lessor shall be relieved of all liabilities and obligations of Lessor hereunder arising after the date of such transfer. Notwithstanding anything contained herein to the contrary, Lessor shall have no personal liability in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Lessor of any of its obligations under this Lease, Lessee and any persons claiming by, through or under Lessee shall look solely to the equity of the Lessor in the Equipment for the satisfaction of Lessee’s and/or such persons’ remedies and claims for damages.

17. Governing Law.

This Lease shall be governed by and construed in accordance with the Laws of the State of Michigan applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

18. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the date first above written.

Pontiac Trail, LLC

By	/s/ James C. Juranitch
James C. Juranitch
Its	Member

LESSEE:

Veri-Tek International Crop.

By	/s/ James C. Juranitch
James C. Juranitch
Its	President

ATTACHMENT I

Description of Equipment

1.	Parflange & dies

2.	J&L Levels

3.	Electric Brock bender and cutter

4.	PTS belt sander

5.	J&L Metal Brake

6.	Williams production in process crane hoist

ATTACHMENT II

Definitions

(a)	Certain Definitions.

“Affiliate” means, in the case of a particular Person, any other Person that directly, or indirectly through one of more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person and words of correlative meanings means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Bankruptcy Event” means, with respect to a Person, (a) the adjudication of such Person as bankrupt or insolvent or the filing by such Person of a petition or application to any tribunal for the appointment of a trustee or receiver for such Person or any substantial part of the assets of such Person, or (b) the commencement of any voluntary or involuntary bankruptcy proceedings, reorganization proceedings or similar proceeding with respect to such Person or the entry of an order appointing a trustee or receiver or approving a petition in any such proceeding, or (c) the making by such Person of an assignment for the benefit of creditors of all or substantially all of its assets or the admission by such Person in writing of inability to pay its debts as they become due.

“Change in Control” means, in the case of Lessee, any event or circumstance in which the majority ownership or the power, direct or indirect, to direct or cause the direction of the management and policies of Lessee, whether by contract or otherwise, shall be held or exercised by any Person other than the current Person in such position at Lessee.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of first refusal, proxy, voting agreement or trust, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Equipment” means the equipment described in the attachment to Attachment I hereto and all accessions, replacements, additions, improvements, parts and replacement parts thereof.

“Laws” means and includes any and all laws, statutes, treaties, rules, regulations, ordinances, principles of common law, and other pronouncements having the effect of law in the United States of America or any state, county, city or other political subdivision or of any governmental or regulatory authority or any foreign jurisdiction or multinational organization.

“Lease” means this Lease and the Attachments hereto.

“Liabilities” means any and all indebtedness, obligations (whether to make payments, to give notices or to perform or not perform any action), commitments, contingencies, and other liabilities of a Person (whether known or unknown, absolute, accrued, contingent, fixed or otherwise and whether due or to become due, and whether asserted or not asserted) and including, without limitation, any Losses and the existence of any fact, circumstance or contingency which at any time in the future may give rise to any Liability or obligation.

”Losses” means all Liabilities, damages (compensatory, consequential, incidental, natural resource and other) losses, penalties, fines, deficiency, forfeitures, assessments, claims, suits, proceedings, investigations, actions, demands, judgments, awards, settlements, arbitrations, diminution in value, response costs, costs of cleanup, containment and remediation, and other costs and expenses, including amounts paid in settlement, interest, court costs, reasonable attorneys’ fees, and consultants’ and experts’ fees. For purposes of clarity, the parties acknowledge that the term “Losses” is not limited to matters asserted by third parties, but also include Losses incurred or sustained in the absence of third party claims.

“Person” means any individual, corporation, partnership, limited liability company, trust, business organization, governmental authority, court, or other entity whatsoever.

“Product Liability” means and includes any Liability directly attributable to any of the following: (i) injury, death or damage to person or property (real or personal), (ii) any product liability claim under any theory whatsoever, including, but not limited to, breach of express or implied warranty, defect in design, failure to warn, negligence, strict liability, violation of Law or other; and (iii) the packaging, shipment, labeling or other characteristics not being in full compliance with all applicable Laws.

“Return” means all returns, declarations, reports, statements, schedules, notices, forms or other documents or information required to be filed in respect of the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of any legal requirement relating to any Tax.

“Tax” means any and all federal, state, local, foreign, and other taxes, assessments, fees, duties and governmental charges including income, gross receipts, profits, goods and services, sales, use, ad valorem, single business, transfer, franchise, profits, license, lease, service, service use, withholding, excise, franchise, business license, occupation, severance, stamp, occupation, premium, property and windfall profits taxes, duties, environmental, alternative minimum, windfall and capital taxes, and all other obligations of the same or a similar nature to any of the foregoing, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.

(b) Construction of Certain Terms and Phrases. Unless the context of the Lease otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Lease; (iv) the term “Section” refers to the specified Section of this Lease; and (v) the term “including” means “including but not limited to”. This Lease is being entered into by and among competent and sophisticated parties who are experienced in business matters and represented by counsel and other advisors, and have been reviewed by the parties and their counsel and other advisors. Therefore, any ambiguous language in this Lease will not necessarily be construed against any particular party as the drafter of the language.